Exhibit 10-AA
-------------

                             ADC TELECOMMUNICATIONS, INC.
                              DEFERRED COMPENSATION PLAN
                                  (1989 Restatement)


                           First Effective November 1, 1978
                  As Amended and Restated Effective November 1, 1989


                                         AND


                                    As Amended By

                      The FIRST AMENDMENT Adopted March 12, 1996
                            But Effective November 1, 1995

                             ADC TELECOMMUNICATIONS, INC.
                              DEFERRED COMPENSATION PLAN
                                  (1989 Restatement)

                                  TABLE OF CONTENTS

                                                                         Page

PREAMBLES  .............................................................  1

SECTION 1.  INTRODUCTION  ..............................................  2

           1.1.    Definitions
                   1.1.1.    Account
                   1.1.2.    Affiliate
                   1.1.3.    Annual Valuation Date
                   1.1.4.    Beneficiary
                   1.1.5.    Deferrable Compensation
                   1.1.6.    Disability
                   1.1.7.    Effective Date
                   1.1.8.    Eligible Employee
                   1.1.9.    Employer
                   1.1.10.   Event of Maturity
                   1.1.11.   Interest Rate
                   1.1.12.   Normal Retirement Age
                   1.1.13.   Participant
                   1.1.14.   Plan
                   1.1.15.   Plan Statement
                   1.1.16.   Plan Year
                   1.1.17.   Prior Plan Statement
                   1.1.18.   Valuation Date
                   1.1.19.   Vested
           1.2.    Rules of Interpretation

SECTION 2.  PARTICIPATION  .............................................  5

           2.1.    Enrollment for Participation
           2.2.    Annual Election
           2.3.    Minimum Deferral
           2.4.    Specific Exclusion

SECTION 3.  ADDITIONS TO ACCOUNTS.......................................  7

           3.1.    Amount
           3.2.    Crediting the Account

SECTION 4.  ESTABLISHMENT AND ADJUSTMENT OF ACCOUNTS  ..................  8

           4.1.    Valuation and Adjustment of Accounts
                   4.1.1.    Contribution Adjustment
                   4.1.2.    Investment Adjustment
                   4.1.3.    Distributions Adjustment
           4.2.    Not Funded

SECTION 5.  VESTING OF ACCOUNT  ........................................  9

SECTION 6.  MATURITY  ..................................................  10

           6.1.    Events of Maturity
           6.2.    Determination of Account
           6.3.    Effect of Maturity upon Further Participation in Plan

SECTION 7.  DISTRIBUTION  ..............................................  11

           7.1.    Time of Distribution
           7.2.    Form of Distribution
                   7.2.1.    Form of Distribution
                   7.2.2.    Installment Amounts
                   7.2.3.    Default
           7.3.    280G Limitation
           7.4.    Designation of Beneficiaries
                   7.4.1.    Right To Designate
                   7.4.2.    Failure of Designation
                   7.4.3.    Disclaimers by Beneficiaries
                   7.4.4.    Definitions
                   7.4.5.    Special Rules
                   7.4.6.  Spousal Rights
           7.5.    Death Prior to Distribution
           7.6.    Facility of Payment

SECTION 8.  SPENDTHRIFT PROVISIONS  ....................................  15

SECTION 9.  AMENDMENT AND TERMINATION  .................................  16

           9.1.    Amendment and Termination
           9.2.    Change in Control
                   9.2.1.    In General
                   9.2.2.    Special Definitions
                   9.2.3.    Amendment
                   9.2.4.    Termination of Employment
                   9.2.5.    Pending Distributions
                   9.2.6.    Not Amendable

SECTION 10.  DETERMINATIONS -- RULES AND REGULATIONS  ..................  17

           10.1.   Determinations
           10.2.   Rules and Regulations
           10.3.   Method of Executing Instruments
           10.4.   Claims Procedure
                   10.4.1.   Original Claim
                   10.4.2.   Claims Review Procedure
                   10.4.3.   General Rules
           10.5.   Information Furnished by Participants

SECTION 11.  PLAN ADMINISTRATION  ......................................  19

           11.1.   Employer
                   11.1.1.   Officers
                   11.1.2.   Chief Executive Officer
                   11.1.3.   Board of Directors
                   11.1.4.   Amendment
           11.2.   Conflict of Interest
           11.3.   Administrator
           11.4.   Service of Process

SECTION 12.  DISCLAIMERS  ..............................................  20

           12.1.   Term of Employment
           12.2.   Employment
           12.3.   Source of Payment
           12.4.   Guaranty
           12.5.   Delegation

SIGNATURES  ............................................................  20

                             ADC TELECOMMUNICATIONS, INC.
                              DEFERRED COMPENSATION PLAN
                                  (1989 Restatement)



    WHEREAS, ADC TELECOMMUNICATIONS, INC., a Minnesota corporation (hereinafter sometimes referred to as the "Employer"), by resolution of its Board of Directors, has heretofore established and maintained a nonqualified, unfunded, deferred compensation plan (the "Plan") for the benefit of a select group of management or highly compensated eligible employees, said plan to be contained and set forth in a Plan Statement made by the Employer; and

    WHEREAS, The Plan is set forth in a document dated November 1, 1978, and entitled "MAGNETIC CONTROLS COMPANY DEFERRED COMPENSATION PLAN;" and

    WHEREAS, The Employer has reserved the right by action of its Board of Directors to amend the Plan document; and

    WHEREAS, It is desired to amend and restate the Plan document in the manner hereinafter set forth;

    NOW, THEREFORE, The Plan document is hereby amended and restated, effective as of November 1, 1989, to read in full as follows:

                                      SECTION 1

                                     INTRODUCTION

1.1. Definitions. When the following terms are used herein with initial capital letters, they shall have the following meanings:

    1.1.1. Account -- the separate unfunded and unsecured general obligation of the Employer established with respect to each person who is a Participant in this Plan in accordance with Section 2 and to which is credited the dollar amounts specified in Section 3 and Section 4 and from which are subtracted forfeitures and payments made pursuant to Section 5 and Section 7. To the extent necessary to accommodate and effect the distribution elections made by Participants pursuant to Section 2, separate bookkeeping sub-accounts shall be established with respect to each of the several annual deferral elections made by Participants.

    1.1.2. Affiliate -- a business entity which is under "common control" with the Employer or which is a member of an "affiliated service group" that includes the Employer, as those terms are defined in section 414(b), (c) and (m) of the Internal Revenue Code. A business entity which is a predecessor to the Employer shall be treated as an Affiliate if the Employer maintains a plan of such predecessor business entity or if, and to the extent that, such treatment is otherwise required by regulations prescribed by the Secretary of the Treasury under section 414(a) of the Internal Revenue Code. A business entity shall also be treated as an Affiliate if, and to the extent that, such treatment is required by regulations under section 414(o) of the Internal Revenue Code. In addition, the Employer may designate as an Affiliate any business entity which is not such a "common control," "affiliated service group" or "predecessor" business entity but which is otherwise affiliated with the Employer, subject to such limitations as it may impose.

    1.1.3.    Annual Valuation Date -- each October 31.

    1.1.4. Beneficiary -- a person designated by a Participant (or automatically by operation of this Plan Statement) to receive all or a part of the Participant's Vested Accounts in the event of the Participant's death prior to full distribution thereof. A person so designated shall not be considered a Beneficiary until the death of the Participant.

    1.1.5. Deferrable Compensation -- any compensation payable to an employee of the Employer or any Affiliate from the Employer's Management Incentive Plan.

    1.1.6. Disability -- a medically determinable physical or mental impairment which: (i)renders the individual incapable of performing any substantial gainful employment, (ii) can be expected to be of long-continued and indefinite duration or result in death, and (iii) is evidenced by a certification to this effect by a doctor of medicine approved by the Employer. In lieu of such a certification, the Employer may accept, as proof of Disability, the official written determination that the individual will be eligible for disability benefits under the federal Social Security Act as now enacted or hereinafter amended (when any waiting period expires). The Employer shall determine the date on which the Disability shall have occurred if such determination is necessary.

    1.1.7.    Effective Date -- November 1, 1989.

    1.1.8. Eligible Employee -- each employee of the Employer or any Affiliate that:

    (a) is eligible to receive a payment of Deferrable Compensation, or would be eligible to receive such a payment if one were made, and

    (b) is at least a corporate or divisional Vice President of the Employer, or has otherwise been specifically designated by the Board of Directors as eligible for participation in this Plan.

    1.1.9. Employer -- ADC TELECOMMUNICATIONS, INC., a Minnesota corporation.

    1.1.10. Event of Maturity -- any of the occurrences described in Section 6 by reason of which a Participant or Beneficiary may become entitled to a distribution from the Plan.

    1.1.11. Interest Rate -- the rate of interest charged on the Valuation Date by Norwest Bank Minnesota, N.A. and in effect on that Valuation Date to its most credit-worthy corporate customers on loans of not more than ninety (90) days duration which are unsecured (that is, the so called prime rate of interest).

    1.1.12. Normal Retirement Age -- the date a Participant attains age sixty-five (65) years.

    1.1.13. Participant -- an employee of the Employer who becomes a Participant in the Plan in accordance with the provisions of Section 2 of this Plan Statement or any comparable provision of the Prior Plan Statement. An employee who has become a Participant shall be considered to continue as a Participant in the Plan until the date of death or, if earlier, the date when such Participant no longer has any Account under the Plan.

    1.1.14. Plan -- the program of supplemental retirement income benefit of the Employer established for the benefit of employees eligible to participate therein, as first set forth in the Prior Plan Statement and as amended and restated in this Plan Statement. (As used herein, "Plan" refers to the legal entity established by the Employer and not to the documents pursuant to which the Plan is maintained. Those documents are referred to herein as the "Prior Plan Statement" and the "Plan Statement"). The Plan shall be referred to as the "ADC TELECOMMUNICATIONS, INC. DEFERRED COMPENSATION PLAN."

    1.1.15. Plan Statement -- this document entitled "ADC TELECOMMUNICATIONS, INC. DEFERRED COMPENSATION PLAN (1989 Restatement)" as adopted by the Employer effective as of November 1, 1989, as the same may be amended from time to time thereafter.

    1.1.16. Plan Year -- the twelve (12) consecutive month period ending on any Annual Valuation Date.

    1.1.17. Prior Plan Statement -- the document pursuant to which the Plan was established effective as of November1, 1978, and operated thereafter until the Effective Date.

    1.1.18. Valuation Date -- the Annual Valuation Date, the last day of each calendar month and such other dates as the Employer, in its discretion, shall determine.

    1.1.19. Vested -- nonforfeitable, i.e., a claim obtained by a Participant or a Participant's Beneficiary to that part of an immediate or deferred benefit hereunder which arises from the Participant's service, which is unconditional and which is legally enforceable against the Plan.

1.2. Rules of Interpretation. An individual shall be considered to have attained a given age on such individual's birthday for that age (and not on the day before). Notwithstanding any other provision of this Plan Statement or any election or designation made under the Plan, any individual who feloniously and intentionally kills a Participant or Beneficiary shall be deemed for all purposes of this Plan and all elections and designations made under this Plan to have died before such Participant or Beneficiary. A final judgment of conviction of felonious and intentional killing is conclusive for the purposes of this section. In the absence of a conviction of felonious and intentional killing, the Employer shall determine whether the killing was felonious and intentional for the purposes of this section. The birthday of any individual born on a February 29 shall be deemed to be February 28 in any year that is not a leap year. Whenever appropriate, words used herein in the singular may be read in the plural, or words used herein in the plural may be read in the singular; the masculine may include the feminine; and the words "hereof," "herein" or "hereunder" or other similar compounds of the word "here" shall mean and refer to this entire Plan Statement and not to any particular paragraph or section of this Plan Statement unless the context clearly indicates to the contrary. The titles given to the various sections of this Plan Statement are inserted for convenience of reference only and are not part of this Plan Statement, and they shall not be considered in determining the purpose, meaning or intent of any provision hereof. Any reference in this Plan Statement to a statute or regulation shall be considered also to mean and refer to any subsequent amendment or replacement of that statute or regulation. This document has been executed and delivered in the State of Minnesota and has been drawn in conformity to the laws of that State and shall, except to the extent that federal law is controlling, be construed and enforced in accordance with the laws of the State of Minnesota.

                                      SECTION 2

                                    PARTICIPATION

2.1. Enrollment for Participation. Each Eligible Employee may enroll as a Participant in this Plan by filing with the Employer a signed, written, irrevocable election to defer some or all of such Eligible Employee's Deferrable Compensation under this Plan. Once enrolled as a Participant an Eligible Employee shall continue to be a Participant until such Participant's entire Account has been distributed or, if earlier, until the date of such Participant's death.

2.2. Annual Election. Each Participant must make a new election to defer Deferrable Compensation for each Plan Year. In the case of an Eligible Employee who has not previously enrolled as a Participant, only Deferrable Compensation which is earned after such Eligible Employee is enrolled as a Participant can be deferred under this Plan. Each such enrollment:

    (a) Shall be irrevocable for the remainder of the Plan Year with respect to which it is made once it has been accepted by the Employer.

    (b) Shall designate the amount or portion of the Participant's Deferrable Compensation which is earned during that Plan Year (without regard to whether it would be paid during that or a subsequent Plan Year) which shall not be paid to the Participant but instead shall be accumulated and paid under the rules of this Plan. The amount or portion may be designated as a dollar amount or a percentage.

    (c) Shall specify the form in which distribution of the portion of the Account attributable to that enrollment shall be made under Section 7 upon the occurrence of an Event of Maturity (and if such designation is not clearly made to the contrary shall be deemed to have been an election of a single lump sum distribution).

    (d) Shall be made upon forms furnished by the Employer, shall be made at such time as the Employer shall determine, shall be made before the beginning of the Plan Year with respect to which it is made (provided, however, that in the year in which an employee is first hired or promoted into a position eligible for participation in this Plan, the enrollment shall be (i) deemed to have been made before the beginning of the Plan Year and (ii) shall be effective on the date of initial eligibility, if it is made not later than thirty days after such initial eligibility) and shall conform to such other procedural and substantive rules as the Employer shall prescribe.

Notwithstanding anything herein to the contrary, the Employer shall unilaterally designate the form of distribution of all benefits accrued prior to April 1, 1996.

2.3. Minimum Deferral. A Participant's election to defer payment of Deferrable Compensation must result in a deferral of at least One Hundred Dollars ($100.00) for each Plan Year. Any election which would result in a deferral of less than One Hundred Dollars ($100.00) shall be disregarded by the Employer and shall be of no effect.

2.4. Specific Exclusion. Notwithstanding anything apparently to the contrary in this Plan or in any written communication, summary, resolution or document or oral communication, no individual shall be a Participant in this Plan, develop benefits under this Plan or be entitled to receive benefits under this Plan (either for such individual or such individual's survivors) unless such individual is a member of a select group of management or highly compensated employees (as that expression is used in ERISA). If a court of competent jurisdiction, any representative of the U.S. Department of Labor or any other governmental, regulatory or similar body makes any direct or indirect, formal or informal, determination that an individual is not a member of a select group of management or highly compensated employees (as that expression is used in ERISA), such individual shall not be (and shall not have ever been) a Participant in this Plan at any time. If any person not so defined has been erroneously treated as a Participant in this Plan, upon discovery of such error such person's erroneous participation shall immediately terminate ab initio and upon demand such person shall be obligated to reimburse ADC Telecommunications, Inc. for all amounts erroneously paid to such person.

                                      SECTION 3

                                ADDITIONS TO ACCOUNTS

3.1. Amount. The Employer shall credit each Participant's Account with the amount of deferred compensation agreed to by each Participant pursuant to a deferral election filed with the Employer pursuant to Section 2.

3.2. Crediting the Account. The amount of compensation deferred with respect to each Participant shall be credited in dollar amounts to the Participant's Account as of the Valuation Date coincident with or next following the last day of the calendar month in which the compensation was deferred.

                                      SECTION 4

                       ESTABLISHMENT AND ADJUSTMENT OF ACCOUNTS

4.1. Valuation and Adjustment of Accounts. There shall be established for the Account of each Participant a bookkeeping account which shall be valued each Valuation Date.

As of each Valuation Date (the "current Valuation Date"), the value of each Account determined as of the immediately preceding Valuation Date (the "initial Account value") shall be increased (or decreased) by the following adjustments made in the following sequence:

    4.1.1. Contribution Adjustment. The initial Account value shall be increased by the total amount, if any, credited to such Account under Section 3 as of the current Valuation Date.

    4.1.2. Investment Adjustment. The initial Account value (as adjusted above) shall be increased by an amount equal to the average daily balance of the Account during the time from the immediately preceding Valuation Date to the current Valuation Date multiplied by the Interest Rate and multiplied by a fraction, the numerator of which is the number of months from the immediately preceding Valuation Date to the current Valuation Date and the denominator of which is twelve (12).

    4.1.3. Distributions Adjustment. The initial Account value (as adjusted above) shall be reduced by the total amount distributed in fact to (or with respect to) the Participant from such Account as of the current Valuation Date.

4.2. Not Funded. The obligations of the Employer to make payments under this Plan constitute only the unsecured (but legally enforceable) promise of the Employer to make such payments, and the Participant shall have no lien, prior claim or other security interest in any property of the Employer. No fund, trust or account (other than a bookkeeping account or reserve) will be established or maintained by the Employer for the purpose of funding or paying the benefits promised under this Plan. If such a fund is established, the property therein shall remain the sole and exclusive property of the Employer. The Employer will pay the cost of this Plan out of its general assets. All references to accounts, accruals, gains, losses, income, expenses, payments, custodial funds and the like are included merely for the purpose of measuring the Employer's obligation to Participants in this Plan and shall not be construed to impose on the Employer the obligation to create any separate fund for purposes of this Plan.

                                      SECTION 5

                                  VESTING OF ACCOUNT


The Account of each Participant shall be fully Vested at all times.

                                      SECTION 6

                                       MATURITY

6.1. Events of Maturity. A Participant's Account shall mature and become distributable in accordance with Section 7 upon the earliest occurrence of any of the following events while in the employment of the Employer or an Affiliate:

       (a)   the Participant's death, or

       (b) the Participant's termination of employment, whether voluntary or involuntary, or

       (c)   the Participant's Disability, or

       (d)   termination of the Plan;

provided, however, that a loss of active Participant status by action pursuant to Section 2 or a transfer of employment to an Affiliate shall not constitute an Event of Maturity.

6.2. Determination of Account. Upon the occurrence of an Event of Maturity effective as to a Participant, the value of such Participant's Account as of the Valuation Date coincident with or next following the Event of Maturity shall be determined.

6.3. Effect of Maturity upon Further Participation in Plan. On the occurrence of an Event of Maturity, a Participant shall cease to have any interest in the Plan other than the right to receive payment of the Participant's Account as provided in Section 7 hereof, adjusted from time to time as provided in Section 4. If a Participant who has had an Event of Maturity should ever again become a Participant in this Plan entitled to additional accruals under Section 3 before such Participant's Account has been distributed, the accruals made with respect to participation after the Event of Maturity shall be added to the Account attributable to accruals before the Event of Maturity, and shall not be maintained as a separate Account.

                                      SECTION 7

                                     DISTRIBUTION

7.1. Time of Distribution. Upon the occurrence of an Event of Maturity effective as to a Participant, the Employer shall make or commence payment of such Participant's Account (reduced by the amount of any applicable payroll, withholding and other taxes) as soon as administratively feasible following the December 31 Valuation Date coincident with or next following the Event of Maturity. If the Employer determines that delaying the time the initial payments are made or commenced would increase the probability that such payments would be fully deductible for federal or state income tax purposes, for example because such payments would result in over one million dollars ($1,000,000) of compensation for the taxable year with respect to the Participant under section 162(m) of the Code, the Employer may unilaterally delay the time of the making or commencement of payments for up to twenty-four (24) months after the date such payments would otherwise be payable.

7.2. Form of Distribution. Distribution of the Participant's Account shall be made to the Participant or the Beneficiary entitled to receive the distribution in accordance with the following rules.

       7.2.1. Form of Distribution. Distribution shall be made in whichever of the following forms as the Participant shall have designated in writing at the time of his or her enrollment (to the extent that such election is consistent with the rules of this Plan Statement):

       (a) Term Certain Installments to Participant. If the Distributee is a Participant who has elected distribution in a series of annual installments payable over ten (10) years and the Account at the Termination of Employment is at least One Hundred Thousand Dollars ($100,000), distribution shall be made in a series of annual installments payable over ten
                   (10) years. (For the purpose of applying this dollar limitation, all portions of the Account distributable in ten annual installments shall be considered together notwithstanding that such amounts may have been attributable to enrollments relating to more than one Plan Year.)

       (b) Term Certain Installments to Beneficiary. If the Distributee is the Beneficiary of a Participant who has elected distribution in a series of annual installments payable over ten (10) years but died before distribution commenced and the Account at death is at least One Hundred Thousand Dollars ($100,000), distribution shall be made in a series of annual installments payable over ten (10) years. (For the purpose of applying this dollar limitation, all portions of the Account distributable in ten annual installments shall be considered together notwithstanding that such amounts may have been attributable to enrollments relating to more than one Plan Year.)

       (c) Continued Term Certain Installments to Beneficiary. If the Distributee is a Beneficiary of a deceased Participant and distribution had commenced to the deceased Participant before his or her death over a ten (10) year period as specified in paragraph (a) above, in a series of annual installments payable over the remainder of the ten (10) year period.

       (d) Lump Sum. To the extent that the Distributee is either a Participant or a Beneficiary of a deceased Participant and none of the foregoing rules are applicable, in a single lump sum payment.

       7.2.2. Installment Amounts. The amount of the annual installments shall be determined by dividing the amount of the Account as of the December 31 Valuation Date as of which the installment is being paid by the number of remaining installment payments to be made (including the payment being determined).

       7.2.3. Default. If for any reason a Participant shall have failed to make a timely written designation of form for distribution (including reasons entirely beyond the control of the Participant), the distribution shall be made in a single lump sum. No spouse, former spouse, Beneficiary or other person shall have any right to participate in the Participant's selection of a form of benefit.

7.3. 280G Limitation. The amount of any cash distribution to be received by the Participant under the Plan shall be reduced (but not below zero) by the amount, if any, necessary to prevent any part of any payment or benefit received or to be received by the Participant in connection with a Change in Control of the Employer (as defined in Section 9.2) or the termination of the Participant's employment (whether payable under the terms of the Plan or any other plan, contract, agreement or arrangement with the Employer, with any person whose actions result in a Change in Control of the Employer or with any person constituting a member of an "affiliated group" (as defined in section 280G(d)(5) of the Code)), with the Employer or with any person whose actions result in a Change in Control of the Employer (such foregoing payments or benefits referred to collectively as the "Total Payments") from being treated as an "excess parachute payment" within the meaning of section 280G(b)(1) of the Code, but only if and to the extent such reduction will also result in, after taking into account all applicable state or federal taxes (computed at the highest marginal rate) including any taxes payable pursuant to section 4999 of the Code, a greater after-tax benefit to the Participant than the after-tax benefit to the Participant of the Total Payments computed without regard to any such reduction. For purposes of the foregoing, (a) no portion of the Total Payments shall be taken into account which in the opinion of tax counsel selected by the Employer and acceptable to the Participant does not constitute a "parachute payment" within the meaning of section 280G(b)(2) of the Code; (b) any reduction in payments under the Plan shall be computed by taking into account that portion of Total Payments which constitute reasonable compensation within the meaning of section 280G(b)(4)(B) of the Code in the opinion of such tax counsel; (c) the value of any non-cash benefit or of any deferred cash payment included in the Total Payments shall be determined by the Employer in accordance with the principles of section 280G(d)(3)(iv) of the Code; and (d) in the event of any uncertainty as to whether a reduction in Total Payments to the Participant is required under the Plan, the Employer shall initially make the payment to the Participant and the Participant shall agree to refund to the Employer any amounts ultimately determined not to have been payable under the terms of this Section.

7.4.   Designation of Beneficiaries.

       7.4.1. Right To Designate. Each Participant may designate, upon forms to be furnished by and filed with the Employer, one or more primary Beneficiaries or alternative Beneficiaries to receive all or a specified part of such Participant's Account in the event of such Participant's death. The Participant may change or revoke any such designation from time to time without notice to or consent from any Beneficiary. No such designation, change or revocation shall be effective unless executed by the Participant and received by the Employer during the Participant's lifetime.

       7.4.2.      Failure of Designation.  If a Participant:

       (a)         fails to designate a Beneficiary,

       (b) designates a Beneficiary and thereafter revokes such designation without naming another Beneficiary, or

       (c) designates one or more Beneficiaries and all such Beneficiaries so designated fail to survive the Participant,

such Participant's Account, or the part thereof as to which such Participant's designation fails, as the case may be, shall be payable to the first class of the following classes of automatic Beneficiaries with a member surviving the Participant and (except in the case of surviving issue) in equal shares if there is more than one member in such class surviving the Participant:

                   Participant's surviving spouse
                   Participant's surviving issue per stirpes and not per capita Participant's surviving parents
                   Participant's surviving brothers and sisters
                   Representative of Participant's estate.

       7.4.3. Disclaimers by Beneficiaries. A Beneficiary entitled to a distribution of all or a portion of a deceased Participant's Account may disclaim an interest therein subject to the following requirements. To be eligible to disclaim, a Beneficiary must be a natural person, must not have received a distribution of all or any portion of the Account at the time such disclaimer is executed and delivered, and must have attained at least age twenty-one (21) years as of the date of the Participant's death. Any disclaimer must be in writing and must be executed personally by the Beneficiary before a notary public. A disclaimer shall state that the Beneficiary's entire interest in the undistributed Account is disclaimed or shall specify what portion thereof is disclaimed. To be effective, duplicate original executed copies of the disclaimer must be both executed and actually delivered to the Employer after the date of the Participant's death but not later than one hundred eighty (180) days after the date of the Participant's death. A disclaimer shall be irrevocable when delivered to the Employer. A disclaimer shall be considered to be delivered to the Employer only when actually received by the Employer. The Employer shall be the sole judge of the content, interpretation and validity of a purported disclaimer. Upon the filing of a valid disclaimer, the Beneficiary shall be considered not to have survived the Participant as to the interest disclaimed. A disclaimer by a Beneficiary shall not be considered to be a transfer of an interest in violation of the provisions of Section 8 and shall not be considered to be an assignment or alienation of benefits in violation of federal law prohibiting the assignment or alienation of benefits under this Plan. No other form of attempted disclaimer shall be recognized by the Employer.

       7.4.4. Definitions. When used herein and, unless the Participant has otherwise specified in the Participant's Beneficiary designation, when used in a Beneficiary designation, "issue" means all persons who are lineal descendants of the person whose issue are referred to, including legally adopted descendants and their descendants but not including illegitimate descendants and their descendants; "child" means an issue of the first generation; "per stirpes" means in equal shares among living children of the person whose issue are referred to and the issue (taken collectively) of each deceased child of such person, with such issue taking by right of representation of such deceased child; and "survive" and "surviving" mean living after the death of the Participant.

       7.4.5. Special Rules. Unless the Participant has otherwise specified in the Participant's Beneficiary designation, the following rules shall apply:

       (a) If there is not sufficient evidence that a Beneficiary was living at the time of the death of the Participant, it shall be deemed that the Beneficiary was not living at the time of the death of the Participant.

       (b) The automatic Beneficiaries specified in Section 7.4.2 and the Beneficiaries designated by the Participant shall become fixed at the time of the Participant's death so that, if a Beneficiary survives the Participant but dies before the receipt of payments due such Beneficiary hereunder, such payments shall be payable to the representative of such Beneficiary's estate.

       (c) If the Participant designates as a Beneficiary the person who is the Participant's spouse on the date of the designation, either by name or by relationship, or both, the dissolution, annulment or other legal termination of the marriage between the Participant and such person shall automatically revoke such designation. (The foregoing shall not prevent the Participant from designating a former spouse as a Beneficiary on a form executed by the Participant and received by the Employer after the date of the legal termination of the marriage between the Participant and such former spouse, and during the Participant's lifetime.)

       (d) Any designation of a nonspouse Beneficiary by name that is accompanied by a description of relationship to the Participant shall be given effect without regard to whether the relationship to the Participant exists either then or at the Participant's death.

       (e) Any designation of a Beneficiary only by statement of relationship to the Participant shall be effective only to designate the person or persons standing in such relationship to the Participant at the Participant's death.

A Beneficiary designation is permanently void if it either is executed or is filed by a Participant who, at the time of such execution or filing, is then a minor under the law of the state of the Participant's legal residence. The Employer shall be the sole judge of the content, interpretation and validity of a purported Beneficiary designation.

       7.4.6. Spousal Rights. No spouse or surviving spouse of a Participant and no person designated to be a Beneficiary shall have any rights or interest in the benefits accumulated under this Plan including, but not limited to, the right to be the sole Beneficiary or to consent to the designation of Beneficiaries (or the changing of designated Beneficiaries) by the Participant.

7.5. Death Prior to Distribution. If a Participant dies after an Event of Maturity but before distribution of such Participant's Account has been made, the undistributed Account shall be distributed in the same manner as hereinbefore provided in the Event of Maturity by reason of death (and shall not be paid to the Participant's estate).

7.6. Facility of Payment. In case of the legal disability, including minority, of a Participant or Beneficiary entitled to receive any distribution under the Plan, payment shall be made, if the Employer shall be advised of the existence of such condition:

       (a) to the duly appointed guardian, conservator or other legal representative of such Participant or Beneficiary, or

       (b) to a person or institution entrusted with the care or maintenance of the incompetent or disabled Participant or Beneficiary, provided such person or institution has satisfied the Employer that the payment will be used for the best interest and assist in the care of such Participant or Beneficiary, and provided further, that no prior claim for said payment has been made by a duly appointed guardian, conservator or other legal representative of such Participant or Beneficiary.

Any payment made in accordance with the foregoing provisions of this section shall constitute a complete discharge of any liability or obligation of the Employer therefor.

                                      SECTION 8

                                SPENDTHRIFT PROVISIONS

No Participant or Beneficiary shall have any transmissible interest in any Account nor shall any Participant or Beneficiary have any power to anticipate, alienate, dispose of, pledge or encumber the same while in the possession or control of the Employer, nor shall the Employer recognize any assignment thereof, either in whole or in part, nor shall any Account be subject to attachment, garnishment, execution following judgment or other legal process while in the possession or control of the Employer.

The power to designate Beneficiaries to receive the Account of a Participant in the event of such Participant's death shall not permit or be construed to permit such power or right to be exercised by the Participant so as thereby to anticipate, pledge, mortgage or encumber such Participant's Account or any part thereof, and any attempt of a Participant so to exercise said power in violation of this provision shall be of no force and effect and shall be disregarded by the Employer.

This section shall not prevent the Employer from exercising, in its discretion, any of the applicable powers and options granted to it upon the occurrence of an Event of Maturity, as such powers may be conferred upon it by any applicable provision hereof.

                                      SECTION 9

                              AMENDMENT AND TERMINATION

9.1. Amendment and Termination. The Employer hereby reserves the power to unilaterally amend the Plan Statement and to partially terminate or totally terminate the Plan, either prospectively or retroactively or both; provided that no amendment or termination shall be effective to reduce or divest the Account of any Participant without such Participant's consent.

9.2.   Change in Control.

       9.2.1. In General. Notwithstanding any other provision of the Plan Statement, Section 9.2.3, Section 9.2.4 and Section 9.2.5 shall take effect if and only if a Maturity Date occurs effective as to this Plan following a Change in Control. A Maturity Date cannot occur if there is no Change in Control. A Maturity Date effective as to this Plan does not occur merely because there is a Change in Control or merely because a Maturity Date occurs effective as to the ADC TELECOMMUNICATIONS, INC. PENSION PLAN. A Maturity Date following a Change in Control must be effective as to this Plan.

       9.2.2. Special Definitions. For purposes of this Section 9.2, the special definitions in Section 7.6.2 of the ADC TELECOMMUNICATIONS, INC. PENSION PLAN (1985 Restatement), as amended, shall apply.

       9.2.3. Amendment. Notwithstanding any other provision of the Plan Statement, during the two (2) years following the date of a Change in Control, the provisions of the Plan Statement may not be amended if any amendment would adversely affect the rights, expectancies or benefits provided by the Plan (as in effect immediately prior to the Change in Control), of any Participant, Beneficiary or other person entitled to payments under the Plan. The Plan may not be terminated or merged with any other plan during the same two (2) year period.

       9.2.4. Termination of Employment. Notwithstanding any other provision of the Plan Statement, the Account of any Participant actively employed on the date of a Change in Control who terminates employment for any reason including Good Reason, death, disability (as defined in section 22(e)(3) of the Code) or Cause during the two (2) years following the date of the Change in Control shall be distributed in a single lump sum cash payment as soon as administratively feasible after such termination.

       9.2.5. Pending Distributions. Notwithstanding any other provision of the Plan Statement, any distribution which is pending but which has not actually been made on the date of a Change in Control shall be distributed in a single lump sum cash payment as soon as administratively feasible after the date of the Change of Control.

       9.2.6. Not Amendable. Notwithstanding any other provision of the Plan Statement, this Section 9.2 may not be amended to decrease any of the benefits which it provides during the two (2) years following the date of a Change in Control without the affirmative written consent of a majority in both number and interest of the Participants actively employed on the date of the Change in Control.

                                      SECTION 10

                       DETERMINATIONS -- RULES AND REGULATIONS

10.1. Determinations. The Employer shall make such determinations as may be required from time to time in the administration of the Plan. The Employer shall have the authority and responsibility to interpret and construe the Plan Statement and to determine all factual and legal questions under the Plan, including but not limited to the entitlement of employees, Participants, and Beneficiaries, and the amounts of their respective interests. Each interested party may act and rely upon all information reported to them hereunder and need not inquire into the accuracy thereof, nor be charged with any notice to the contrary.

10.2. Rules and Regulations. Any rule not in conflict or at variance with the provisions hereof may be adopted by the Employer.

10.3. Method of Executing Instruments. Information to be supplied or written notices to be made or consents to be given by the Employer pursuant to any provision of this Plan Statement may be signed in the name of the Employer by any officer or director thereof who has been authorized to make such certification or to give such notices or consents.

10.4. Claims Procedure. The claims procedure set forth in this Section 10.4 shall be the claims procedure for the disposition of claims for benefits arising under the Plan.

       10.4.1. Original Claim. Any employee, former employee or Beneficiary of such employee or former employee may, if he or she so desires, file with the Employer a written claim for benefits under the Plan. Within ninety (90) days after the filing of such a claim, the Employer shall notify the claimant in writing whether the claim is upheld or denied in whole or in part or shall furnish the claimant a written notice describing specific special circumstances requiring a specified amount of additional time (but not more than one hundred eighty (180) days from the date the claim was filed) to reach a decision on the claim. If the claim is denied in whole or in part, the Employer shall state in writing:

       (a)         the specific reasons for the denial;

       (b) the specific references to the pertinent provisions of this Plan Statement on which the denial is based;

       (c) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

       (d) an explanation of the claims review procedure set forth in this section.

       10.4.2. Claims Review Procedure. Within sixty (60) days after receipt of notice that the claim has been denied in whole or in part, the claimant may file with the Employer a written request for a review and may, in conjunction therewith, submit written issues and comments. Within sixty (60) days after the filing of such a request for review, the Employer shall notify the claimant in writing whether, upon review, the claim was upheld or denied in whole or in part or shall furnish the claimant a written notice describing specific special circumstances requiring a specified amount of additional time (but not more than one hundred twenty days from the date the request for review was filed) to reach a decision on the request for review.

       10.4.3.     General Rules.

       (a) No inquiry or question shall be deemed to be a claim or a request for a review of a denied claim unless made in accordance with the claims procedure. The Employer may require that any claim for benefits and any request for a review of a denied claim be filed on forms to be furnished by the Employer upon request.

       (b) All decisions on claims and on requests for a review of denied claims shall be made by the Employer.

       (c) The Employer may, in its discretion, hold one or more hearings on a claim or a request for a review of a denied claim.

       (d) A claimant may be represented by a lawyer or other representative (at the claimant's own expense), but the Employer reserves the right to require the claimant to furnish written authorization. A claimant's representative shall be entitled to copies of all notices given to the claimant.

       (e) The decision of the Employer on a claim and on a request for a review of a denied claim shall be served on the claimant in writing. If a decision or notice is not received by a claimant within the time specified, the claim or request for a review of a denied claim shall be deemed to have been denied.

       (f) Prior to filing a claim or a request for a review of a denied claim, the claimant or the claimant's representative shall have a reasonable opportunity to review a copy of this Plan Statement and all other pertinent documents in the possession of the Employer.

10.5. Information Furnished by Participants. The Employer shall not be liable or responsible for any error in the computation of the Account of a Participant resulting from any misstatement of fact made by the Participant, directly or indirectly, to the Employer, and used by it in determining the Participant's Account. The Employer shall not be obligated or required to increase the Account of such Participant which, on discovery of the misstatement, is found to be understated as a result of such misstatement of the Participant. However, the Account of any Participant which is overstated by reason of any such misstatement shall be reduced to the amount appropriate in view of the truth.

                                      SECTION 11

                                 PLAN ADMINISTRATION

11.1.  Employer.

       11.1.1. Officers. Except as hereinafter provided, functions generally assigned to the Employer shall be discharged by its officers or delegated and allocated as provided herein.

       11.1.2. Chief Executive Officer. Except as hereinafter provided, the Chief Executive Officer of the Employer may delegate or redelegate and allocate and reallocate to one or more persons or to a committee of persons jointly or severally, and whether or not such persons are directors, officers or employees, such functions assigned to the Employer generally hereunder as the Chief Executive Officer may from time to time deem advisable.

       11.1.3. Board of Directors. Notwithstanding the foregoing, the Board of Directors of the Employer shall have the exclusive authority, which may not be delegated, to act for the Employer to amend this Plan Statement and to terminate this Plan.

11.2. Conflict of Interest. If any officer or employee of the Employer, or any member of the Board of Directors of the Employer to whom authority has been delegated or redelegated hereunder shall also be a Participant in the Plan, such Participant shall have no authority as such officer, employee or member with respect to any matter specially affecting such Participant's individual interest hereunder (as distinguished from the interests of all Participants and Beneficiaries or a broad class of Participants and Beneficiaries), all such authority being reserved exclusively to the other officers, employees or members as the case may be, to the exclusion of such Participant, and such Participant shall act only in such Participant's individual capacity in connection with any such matter.

11.3. Administrator. ADC TELECOMMUNICATIONS, INC. shall be the administrator for purposes of section 3(16)(A) of the Employee Retirement Income Security Act of 1974.

11.4. Service of Process. In the absence of any designation to the contrary by the Employer, the Secretary of ADC TELECOMMUNICATIONS, INC. is designated as the appropriate and exclusive agent for the receipt of service of process directed to the Plan in any legal proceeding, including arbitration, involving the Plan.

                                      SECTION 12

                                     DISCLAIMERS

12.1. Term of Employment. Neither the terms of this Plan Statement nor the benefits hereunder nor the continuance thereof shall be a term of the employment of any employee. The Employer shall not be obliged to continue the Plan.

12.2. Employment. The terms of this Plan Statement shall not give any employee the right to be retained in the employment of the Employer.

12.3. Source of Payment. Neither the Employer nor any of its officers nor any member of its Board of Directors in any way secure or guarantee the payment of any benefit or amount which may become due and payable hereunder to any Participant or to any Beneficiary or to any creditor of a Participant or a Beneficiary. Each Participant, Beneficiary or other person entitled at any time to payments hereunder shall look solely to the assets of the Employer for such payments or to the Account distributed to any Participant or Beneficiary, as the case may be, for such payments. In each case where Account shall have been distributed to a former Participant or a Beneficiary or to the person or any one of a group of persons entitled jointly to the receipt thereof and which purports to cover in full the benefit hereunder, such former Participant or Beneficiary, or such person or persons, as the case may be, shall have no further right or interest in the other assets of the Employer.

12.4. Guaranty. Neither the Employer nor any of its officers nor any member of its Board of Directors shall be under any liability or responsibility for failure to effect any of the objectives or purposes of the Plan by reason of the insolvency of the Employer.

12.5. Delegation. The Employer and its officers and the members of its Board of Directors shall not be liable for an act or omission of another person with regard to a responsibility that has been allocated to or delegated to such other person pursuant to the terms of this Plan Statement or pursuant to procedures set forth in this Plan Statement.


       IN WITNESS WHEREOF, ADC TELECOMMUNICATIONS, INC. has caused this Plan document to be executed by its duly authorized officers.


             , 1991                         ADC TELECOMMUNICATIONS, INC.
--------------


                                            By
                                                      -------------------------
                                            Its
                                                      -------------------------


                                            And
                                                      -------------------------
                                            Its
                                                      -------------------------